Exhibit 5.1

Stradley Ronon Stevens & Young, LLP 2005 Market Street Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

February 3, 2021

Blonder Tongue Laboratories, Inc.

One Jake Brown Road

Old Bridge, New Jersey 08857

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to and for Blonder Tongue Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) by the Company of a registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 2,752,323 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) issuable upon conversion of subordinated convertible indebtedness pursuant to the terms of the LSA (as defined below). The Company has informed us that the selling stockholders named in the prospectus forming a part of the Registration Statement may sell the Shares from time to time as described therein.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the prospectus forming a part of the Registration Statement, (ii) the Senior Subordinated Convertible Loan and Security Agreement dated as of April 8, 2020, between the Company and the other parties identified therein (the "Original LSA"), (iii) the First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, the Second Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder and the Third Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder (together with the Original LSA, the “LSA”), (iv) the Company’s Restated Certificate of Incorporation, included as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 initially filed with the Commission on October 12, 1995 (and incorporated by reference in the Registration Statement), (v) the Company’s Amended and Restated Bylaws, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 20, 2018 (and incorporated by reference in the Registration Statement), (vi) the resolutions of the Company’s board of directors authorizing the LSA and (vii) such other records, documents and statutes as we have deemed necessary for purposes of rendering our opinion.

In rendering our opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by our opinion is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of Delaware. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to the sale or issuance of securities, except to the extent that such compliance is related to the validity of the Shares. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part of the Registration Statement, other than as to the validity of the Shares.

Philadelphia, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

A Pennsylvania Limited Liability Partnership

Blonder Tongue Laboratories, Inc.

February 3, 2021

Our opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter or our opinion in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that the Shares, when issued and delivered upon conversion of subordinated convertible indebtedness under the LSA in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and the offer and sale of the Shares described herein. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares offered thereby. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP

STRADLEY RONON STEVENS & YOUNG, LLP